AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the __ day of ______, 2017, to the Transfer Agent Servicing Agreement, dated as of June 22, 2006, as amended (the "Agreement"), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the "Trust"), on behalf of its separate series, the Congress Funds and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Servicing Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the Congress Small Cap Growth Fund; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit U to the Agreement is hereby superseded and replaced with Amended Exhibit U attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC
By:	By:
Name: Elaine E. Richards	Name: Michael L. Ceccato
Title: President	Title: Senior Vice President

Amended Exhibit U
to the
Professionally Managed Portfolios Transfer Agent Servicing Agreement
Name of Series
Congress Large Cap Growth Fund
Congress All Cap Opportunity Fund
Congress Mid Cap Growth Fund
Congress Small Cap Growth Fund

Transfer Agent, Shareholder & Account Services Fee Schedule at May, 2016

Annual Service Charges to the Fund*
Base Fee per CUSIP	$[ ] first CUSIP, $[ ] each additional CUSIP
NSCC Level [ ] Accounts	$[ ] per open account
No-Load Fund Accounts	$[ ] per open account
Load Fund Accounts	$[ ] per open account
Daily Accrual Fund Accounts	$[ ] per open account
Closed Accounts	$[ ] per closed account

Annual Basis Point Fee
[  ] basis point on the first $[  ]
[  ] basis points on the next $[  ]
[  ] basis points on the balance

Services Included in Annual Basis Point Fee
Omnibus Account Transaction
Daily Valuation/Manual 401k Trade
Report Source – Client on-line access to fund and investor data. Includes set up and [  ] user Ids.
Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
12b-1 Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.

Miscellaneous Expenses
Including but not limited to telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor confirms, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.

Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, short-term trader reporting, excessive trader, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, Real Time Cash Flow, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Fund Source, EConnect Delivery, Shareholder Call review analysis, statement support, mutual fund profile II services, dealer/fund merger events, NAV reprocessing and additional services mutually agreed upon.

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average.
Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the   month in which such account is closed. The monthly fee for a closed account shall be charged in the month following    the month during which such account is closed

Advisor’s Signature not required as of _______, 2017 as the fees are not being changed.

Amended Exhibit U (continued) to the PMP Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
 Supplemental Services – E-Commerce Services Fee Schedule at May, 2016

FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
▪	FAN Web Premium (Fund Groups over [ ] open accounts)
−	Implementation - $[ ] per fund group – includes up to [ ] hours of technical/BSA support
−	Annual Base Fee - $[ ] per year
▪	FAN Web Select (Fund Groups under [ ] open accounts)
−	Implementation - $[ ] per fund group – includes up to [ ] hours of technical/BSA support
−	Annual Base Fee - $[ ] per year
▪	FAN Web Direct (API) – Quoted Separately
▪	Customization - $[ ] per hour – (subject to change at prevailing rates of vendor)
▪	Activity (Session) Fees:
−	Inquiry - $[ ] per event
−	Account Maintenance - $[ ] per event
−	Transaction – Financial transactions, reorder statements, etc. - $[ ] per event
−	New Account Setup - $[ ] per event (Not available with FAN Web Select)
▪	Strong Authentication:
−	$[ ] per month per active FAN Web ID (Any ID that has had activity within the [ ]-day period prior to the billing cycle)

FAN Web- Responsive Design (includes Mobile Access)
Shareholder account access through the internet.  Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. This version of FAN Web has a completely redesigned, modern user interface which caters to a full range of connected devices, including tablets and smart phones.
▪	FAN Web Premium (Fund Groups over [ ] open accounts)
▪	Implementation – - $[ ] per fund group – includes up to [ ] hours of technical/BSA support
▪	Annual Base Fee - $[ ] per year
▪	FAN Web Select (Fund Groups under [ ] open accounts)
−	Implementation – $[ ] per fund group – includes up to [ ] hours of technical/BSA support
−	Annual Base Fee - $[ ] per year
▪	Customization - $[ ] per hour - (subject to change at prevailing rates of vendor)
▪	Activity (Session) Fees:
− Inquiry - $[  ] per event
− Account Maintenance - $[  ] per event
− Transaction – financial transactions, duplicate statement requests, etc. - $[  ] per event
− New Account Set-up - $[  ] per event (Not available with FAN Web Select)
▪	Strong Authentication:
−	$[ ] per month per active FAN Web ID (Any ID that has had activity within the [ ]-day period prior to the billing cycle)

FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker dealers for import into a variety of financial planning software packages.
▪	Base Fee Per Management Company – file generation and delivery - $[ ] per year
▪	Per Record Charge
−	Rep/Branch/ID - $[ ]
−	Dealer - $[ ]
▪	Price Files - $[ ] per record or $[ ] per user per month, whichever is less

Vision
Permits broker dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
▪	Inquiry Only
−	Inquiry - $[ ] per event
−	Per broker ID - $[ ] per month per ID
▪	Transaction Processing
− Implementation - $[  ] per management company
− Transaction – purchase, redeem, exchange, literature order - $[  ] per event
− New Account Setup – $[  ] per event
− Monthly Minimum Charge - $[  ] per month

Fund Source –
Client Access to audited fund information, pricing, performance, literature, processing guidelines.
- $[  ] per Month - Unlimited Users

Amended Exhibit U (continued) to the PMP Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
 Supplemental Services – E-Commerce Services Fee Schedule (Continued) at May, 2016

eConnect –
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
-	$[ ] per Email
Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪	BDS – Statement Storage & Retrieval
-  Setup: $[  ] per user
-  Support: $[  ] per user per month
▪	ReportSource – Report and Data File Storage & Retrieval
-  Setup: Included in initial fund setup on Transfer Agent system
-  $[  ] per user per month beyond [  ] users included as part of setup
Additional Data Delivery Services
▪	Ad Hoc per PowerSelect File Development
-	Standard ad-hoc select: $[ ] per file
-	Custom coded data for recurring, scheduled delivery: $[ ] per hour consultation and programming development
-	Support: $[ ] per file per month for recurring files/reports scheduled for delivery via Report Source.
-	Recurring files scheduled for delivery via Report Source.
▪	Custom Electronic File Exchange (DDS delivery of standard TIP files)
-	Setup: $[ ] one-time fee
-	Support: $[ ] per file per month

Recordkeeping Application Access
▪	Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
−	$[ ] implementation
−	$[ ] per month
▪	Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
−	Cost varies depending upon location and bandwidth
▪	TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
−	$[ ] implementation
−	$[ ] per ID per month
▪	TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
−	$[ ] implementation
−	$[ ] per ID per month
▪	TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
−	$[ ] implementation
−	$[ ] per ID per month
▪	Automated Work Distributor (AWD) – Image and workflow application.
−	$[ ] implementation
−	$[ ] per ID per month
▪	Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
−	$[ ] implementation
−	$[ ] per ID per month
▪	PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
−	$[ ] per month

Programming Charges- (subject to change at prevailing rate of vendor)
▪	$[ ] per hour
▪	Charges incurred for customized services based upon fund family requirements including but not limited to:
-	Fund setup programming (transfer agent system, statements, options, etc.)
-	Conversion programming
-	Customized service development
-	Voice response system setup (menu selections, shareholder system integration, testing, etc.)
-	All other client specific customization and/or development services

Outbound Calling & Marketing Campaigns – Cost based on project requirements

Amended Exhibit U (continued) to the PMP Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
 Supplemental Services Fee Schedule at May, 2016

Transfer Agent Training Services
▪	On-site at USBFS - $[ ] per day
▪	At Client Location - $[ ] per day plus travel and miscellanous expenses if required

Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
o	$[ ] per direct open account per year

Email Services – Services to capture, queue, monitor, service and archive shareholder email correspondence:
▪	$[ ] setup per fund group
▪	$[ ] per month administration
▪	$[ ] per received email correspondence

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
▪	$[ ] per fund group per month

Literature Fulfillment Services
▪	Account Management/Database Administration
−	$[ ] per month
−	Receiving - $[ ] per SKU
−	Order Processing - $[ ] per order
−	Skid Storage - $[ ] per month per location
−	Disposal - $[ ] per SKU
▪	Inbound Teleservicing Only
−	Account Management - $[ ] per month (OR)
−	Call Servicing - $[ ] per call
▪	Lead Source Reporting
−	$[ ] per month
▪	Closed Loop Reporting
−	Account Management - $[ ] per month
−	Database Installation, Setup - $[ ] per fund group
▪	Miscellanous Expenses
−	Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
-	$[ ] per Month

CTI Reporting – Integrated custom detailed call reporting
▪	$[ ] per monthly report

Amended Exhibit U (continued) to the PMP Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
 Supplemental Services Fee Schedule (Continued) at May, 2016

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪	$[ ] per qualified plan account or Coverdell ESA account (Cap at $[ ] per SSN)
▪	$[ ] per transfer to successor trustee
▪	$[ ] per participant distribution (Excluding SWPs)
▪	$[ ] per refund of excess contribution
▪	$[ ] per reconversion/re-characterization

Additional Shareholder Paid Fees
▪	$[ ] per outgoing wire transfer or overnight delivery
▪	$[ ] per telephone exchange
▪	$[ ] per return check or ACH or stop payment
▪	$[ ] per research request per account (This fee applies to requests for statements older than the prior year)
Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family:
▪	$[ ] setup per fund group
▪	$[ ] per certificate transaction

Real Time Cash Flow
▪	Implementation (one time charge) & Recurring Charges (monthly)
-	[ ] Users – $[ ]
-	[ ] Users – $[ ]
-	[ ] Users – $[ ]
-	[ ] Users – $[ ]
-	[ ] Users – $[ ]
-	[ ] Users – $[ ]
▪	Training
-	WebEx - $[ ] per user
-	On Site at USBFS - $[ ] per day
-	At Client Location - $[ ] per day plus travel and miscellaneous expenses if required
▪	Real Time Data Feeds
-	Implementation (per feed) - $[ ] per hour ([ ] hour estimate)
-	Recurring (per feed) - $[ ] per month

MARS Lite Setup and Implementation Fee Schedule

System Version 7i Implementation Cost
▪	$[ ] – MARS Base Sales Reporting and 22c-2 Compliance Modules (Includes up to two years of DST/TA2000 data)

Product & Services (Monthly fee)
▪	$[ ] - $[ ] – Sales & Compliance Reporting

* Includes Enhanced Services. Basic support components, file import assistance, data scrubbing (cleaning of firm, office, and rep information), database query requests, compliance report monitoring/review/analysis, and business requirements analysis. Includes interfaces for Schwab, Fidelity and OmniServ.

** Does not provide user access or CRM functionality.

Additional System Setup & Implementation Costs (One-time fee)
▪	$[ ] – Custom Data Interface Setup (cost per interface)
▪	$[ ] – Standard Interface Setup (cost per interface)
▪	$[ ] – OmniServ Setup
▪	$[ ] – Additional OmniServ Interface

Amended Exhibit U (continued) to the PMP Transfer Agent Servicing Agreement

MARS Sales Reporting & Compliance Services
 Supplemental Services Fee Schedule at May, 2016

System Version 7i Implementation Cost
▪	$[ ] - MARS Base Sales Reporting Module, MARS Base Core CRM Module, MARS Base 22c-2 Compliance Module (Includes up to [ ] years of DST/TA2000 data)
▪	$[ ] - MARS Base 22c-2 Compliance Only Module (Includes up to [ ] years of DST/TA2000 data)

Products & Services (Monthly fee)*
▪	$[ ] – MARS Sales & Compliance Reporting (includes [ ] users & [ ] compliance users)
▪	$[ ] – MARS Sales Reporting (includes [ ] users)
▪	$[ ] – MARS Compliance Reporting (includes [ ] users)
▪	$[ ] – Enhanced Services*

* Includes up to [  ] hours per month of Enhanced Services. Basic support components, file import assistance, data scrubbing (cleaning of firm, office, and rep information), database query requests, compliance report monitoring/review/analysis, and business requirements analysis. Additional Enhanced Services support can be negotiated.

Additional System Setup & Implementation Costs (One-time fee)
▪	$[ ] – Custom Data Interface Setup (cost per interface)
▪	$[ ] – Albridge Analytics Integration Setup
▪	$[ ] – RIA Feed Setup
▪	$[ ] – CFG Fulfillment Setup
▪	$[ ] – iPad Setup
▪	$[ ] – iPhone or Blackberry Setup
▪	$[ ] – Google Maps Integration Setup
▪	$[ ] – Standard Interface Setup (cost per interface)
▪	$[ ] – OmniServ Setup
▪	$[ ] – Additional OmniServ Interface

Additional Licenses (Monthly fee per user)
▪	$[ ] – Sales Reporting User
▪	$[ ] – Compliance User
▪	$[ ] – CRM User
▪	$[ ] – iPhone User (without iPad)
▪	$[ ] – iPad & iPhone User

Additional Module Services (Monthly per user unless otherwise noted)
▪	$[ ] – Albridge Analytics (only one license needed)
▪	$[ ] – Customer/Account Module (waived with Compliance Module)
▪	$[ ] – OmniServ
▪	$[ ] – Data Quality Module (only one license needed)
▪	$[ ] – CFG Fulfillment (only one license needed)
▪	$[ ] – Document Management Module (only one license needed)
▪	$[ ] – RIA Monthly Load
▪	$[ ] – Profile Module (only one license needed)
▪	$[ ] – Schwab/Fidelity/TD Ameritrade DSA Automated File Load
▪	$[ ] – Schwab/Fidelity/TD Ameritrade Monthly Sales/Asset Portal Data Load
▪	$[ ] – Mapping Integration Module – Google Maps (up to [ ] users)
▪	$[ ] – Merrill Lynch (Compliance Only)

NSCC SDR Fees
▪	$[ ] – NSCC DTT Data Line
▪	$[ ] – Line Use (per hour)
▪	$[ ] – Transaction (per [ ] records)

MARS Training
▪	$[ ] per day plus travel and miscellaneous expenses if required

Software or Report Customization
▪	$[ ] per hour

Upgrades & Enhancements – Quoted separately through a Statement of Work

** All additional costs that may be charged by intermediaries/NSCC for data feeds are not included.

Amended Exhibit U (continued) to the PMP Transfer Agent Servicing Agreement

Informa Shareholder Electronic Statement Services
 Supplemental Services Fee Schedule at May, 2016

Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.
▪	Document Loading, Storage, and Access - $[ ] per statement
▪	Document Consent Processing, Suppression, and Notification - $[ ] per suppressed statement
▪	Development & Implementation of Electronic Confirm Statements - $[ ] initial setup fee
Note: Quarterly minimum fee of $[  ].

Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
▪	Document Loading, Storage, and Access - $[ ] per statement
▪	Document Consent Processing, Suppression, and Notification - $[ ] per suppressed statement
▪	Development & Implementation of Electronic Investor Statements - $[ ] initial setup fee

Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
▪	Document Loading, Storage, and Access - $[ ] per statement
▪	Document Consent Processing, Suppression, and Notification - $[ ] per suppressed statement
▪	Development & Implementation of Electronic Tax Statements - $[ ] initial setup fee

Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
▪	Document Loading, Storage, and Access
▪	Document Consent Processing, Suppression, and Notification - $[ ] per suppressed statement
▪	Development & Implementation of Electronic Compliance Documents - $[ ] initial setup fee
Note: Annual compliance minimum fee of $[  ].
FAN Web Transaction Fees
▪	View Consent Enrollment - $[ ] per transaction
▪	Consent Enrollment - $[ ] per transaction
▪	View Statements - $[ ] per view

Vision Electronic Statements
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
▪	Implementation Fees - $[ ] per fund group
▪	Load charges - [ ] per image
▪	Archive charge (for any image stored beyond [ ] years) - $[ ] per document

*Normal Vision ID and activity charges also apply.

*FAN Web customization charges also apply

Notes:

All pricing based upon contractual three-year term.  Proposal is rough estimate based upon client request.  Rates subject to change once formal business requirements are received and reviewed.  Estimate is valid for [  ] days based on the following conditions:
▪
Document Loading, Storage and Access - Statements presented as PDF documents.  Includes data preparation for web-based presentment, document loading, hot storage for [  ] years [  ] on primary DASD and WORM-media and unlimited access.  Statements will be loaded for all accounts, regardless of consent.

▪
Document Consent Processing, Suppression & Notification – On-line consent registration, paper suppression, processing, quality control and email notification of document availability to an ISP address. Suppression and Notification volume will be determined by customer consent. Email notification of document availability to an ISP address. Notification volume will be determined by customer consent.

▪
Document Setup & Development Fees-- Includes gathering business requirements and creation of functional specification document with record types II, AS, and AT, utilizing a DST OUTPUT MIMS data feed.  Applies to major classes of documents (e.g. daily confirm, investor, and tax documents) and significantly different documents within a class (e.g. a high net worth statement).  Document set up fees will be determined upon requirements gathering and defining project scope.

▪
Consent options will be reflected on TA2000; Email tracking and reporting on TA2000 Electronic Media reports Standard Development Fee- Fee assessed for any additional programming outside of the initial implementation scope or any additional post-production enhancements.